Exhibit 99

Tauman Centers, Inc. T 248.258.6800 200 East Long Lake Road www.taubman.com Suite 300 Bloomfield Hills, Michigan 48304-2324
CONTACT:
Barbara Baker
Vice President, Investor Relations
248-258-7367
bbaker@taubman.com
FOR IMMEDIATE RELEASE
TAUBMAN CENTERS ANNOUNCES SECOND QUARTER RESULTS
•	Solid Core: Sales, Rents and Occupancy Up

•	Strong Favorable Ruling on Oyster Bay

•	Quarter Impacted by Lower Lease Cancellation Income and Higher Predevelopment Costs
BLOOMFIELD HILLS, Mich., July 24, 2008 — Taubman Centers, Inc. (NYSE: TCO) today announced its financial results for the second quarter of 2008.
Net income allocable to common shareholders per diluted share (EPS) was $0.01 for the quarter ended June 30, 2008 versus $0.16 for the quarter ended June 30, 2007. EPS for the six months ended June 30, 2008 was $0.09 per diluted common share, versus $0.36 per diluted common share for the first six months of 2007.
Taubman Centers’ Funds From Operations (FFO) per diluted share was $0.66 for the quarter ended June 30, 2008 versus $0.68 for the second quarter of 2007. For the six months ended June 30, 2008, FFO per diluted share was $1.34, up 0.8 percent from $1.33 for the first six months of 2007.
“Contributions from our existing centers and the new Mall at Partridge Creek (Clinton Township, Mich.) continued to be strong this quarter,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “These were offset by an increase in predevelopment expense as we expand our development platform in the U.S. and Asia and a decline in lease cancellation revenue compared with the record level of this income last year.”
Occupancy, Rents and Sales Up
The company reported positive fundamentals for both the quarter and year to date periods. Ending occupancy at June 30, 2008 was 90.0 percent, up 0.1 percent from June 30, 2007. Leased space was 92.6 percent at June 30, 2008, up 0.2 percent from June 30, 2007. Average rents in the consolidated properties were $45.12, up 3.4 percent from $43.64 for the second quarter of 2007. Average rents in the unconsolidated properties were $45.04, up 7.2 percent from $42.00 for the second quarter of 2007. Tenant sales per square foot were up 3.3 percent for the quarter and 3.2 percent year to date.
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“Our core fundamentals are on track,” said Mr. Taubman. “In light of general economic conditions, we are pleased to report increases in sales, occupancy and rents. This is a testament to our high quality mall portfolio.”
Focused on Growth
“With our strong balance sheet and high performing centers, the company is well positioned to continue to grow externally,” said Mr. Taubman. “In the U.S. we were delighted to announce this quarter our involvement in Sarasota’s University Town Center, a 900,000 square foot, two-level regional shopping center anchored by Nordstrom, Neiman Marcus and Macy’s.” Construction is expected to begin this fall, and the center is expected to open in November 2010.
In the quarter the company received a very favorable ruling from the Supreme Court of the State of New York, Suffolk County, ordering the Oyster Bay Town Board to immediately issue a special use permit for The Mall at Oyster Bay. “This is the 10th straight positive ruling from the courts,” added Mr. Taubman. “While the Town has once again appealed, we have filed a motion to expedite it. We are looking forward to beginning construction as soon as possible on this outstanding project to be anchored by Neiman Marcus, Nordstrom and Barneys New York.”
In Asia, the company announced that Korean retail giant Lotte Department Store will anchor Songdo Shopping Center in Incheon, South Korea. The twelve-level flagship store, which includes two levels of parking, will be approximately 522,000 square feet. The center is expected to begin construction in September 2008.
Guidance
The company is reducing its guidance for 2008 FFO per share to the range of $3.01 to $3.07 from the previous range of $3.05 to $3.12. The change is primarily due to an increase in predevelopment spending in the U.S. and in Asia, which is now anticipated to increase by as much as $3 million over prior estimates.
Net income allocable to common shareholders for the year is expected to be in the range of $0.64 to $0.84 per share.
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Supplemental Investor Information Available
The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investor Relations.” This includes the following:
•	Income Statements

•	Earnings Reconciliations

•	Changes in Funds from Operations and Earnings Per Share

•	Components of Other Income, Other Operating Expense and Gains on Land Sales and Other Nonoperating Income

•	Recoveries Ratio Analysis

•	Balance Sheets

•	Debt Summary

•	Other Debt, Equity and Certain Balance Sheet Information

•	Construction

•	Capital Spending

•	Operational Statistics

•	Owned Centers

•	Major Tenants in Owned Portfolio

•	Anchors in Owned Portfolio
Investor Conference Call
The company will host a conference call on July 25 at 11:00 a.m. (EDT) to discuss these results and will simulcast the conference call at www.taubman.com under “Investing” as well as www.earnings.com and www.streetevents.com. The online replay will follow shortly after the call and continue for approximately 90 days. In addition, the conference call will be available as a podcast at www.reitcafe.com.
Taubman Centers, Inc. (NYSE: TCO) is a real estate investment trust engaged in the development and management of regional and super regional shopping centers. Taubman’s 24 U.S. owned and/or managed properties, the most productive in the industry, serve major markets from coast to coast. The company’s Taubman Asia subsidiary is developing retail projects in Macao, China and Incheon, South Korea. Taubman Centers is headquartered in Bloomfield Hills, Michigan. For more information about Taubman, visit www.taubman.com.
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management’s current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company’s filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.
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TAUBMAN CENTERS, INC.
Table 1 — Summary of Results
For the Three and Six Months Ended June 30, 2008 and 2007
(in thousands of dollars, except as indicated)

	Three Months Ended		Six Months Ended
	2008	2007	2008	2007
Income before minority and preferred interests	21,414	26,002	44,930	52,552
Minority share of consolidated joint ventures (1)	(1,130)	(621)	(2,306)	(2,534)
Distributions in excess of minority share of income of consolidated joint ventures	(4,258)	(1,649)	(6,395)	(1,041)
Minority share of income of TRG (1)	(4,505)	(7,187)	(10,421)	(14,928)
Distributions in excess of minority share of income of TRG	(6,874)	(3,437)	(12,341)	(6,270)
TRG preferred distributions	(615)	(615)	(1,230)	(1,230)
Net income	4,032	12,493	12,237	26,549
Preferred dividends	(3,659)	(3,659)	(7,317)	(7,317)
Net income allocable to common shareowners	373	8,834	4,920	19,232
Net income per common share — basic	0.01	0.17	0.09	0.36
Net income per common share — diluted	0.01	0.16	0.09	0.36
Beneficial interest in EBITDA — consolidated businesses (2)	75,360	74,247	152,577	146,010
Beneficial interest in EBITDA — unconsolidated joint ventures (2)	22,644	23,536	45,758	45,420
Funds from Operations (2)	53,213	55,954	107,969	109,873
Funds from Operations allocable to TCO (2)	35,421	36,968	71,824	72,495
Funds from Operations per common share — basic (2)	0.67	0.69	1.36	1.36
Funds from Operations per common share — diluted (2)	0.66	0.68	1.34	1.33
Weighted average number of common shares outstanding — basic	52,859,653	53,412,542	52,767,430	53,418,055
Weighted average number of common shares outstanding — diluted	53,431,974	54,056,260	53,348,232	54,066,230
Common shares outstanding at end of period	52,892,604	52,849,206
Weighted average units — Operating Partnership — basic	79,411,822	80,843,466	79,322,237	80,960,865
Weighted average units — Operating Partnership — diluted	80,855,405	82,358,446	80,774,301	82,480,301
Units outstanding at end of period — Operating Partnership	79,440,048	80,156,503
Ownership percentage of the Operating Partnership at end of period	66.6%	65.9%
Number of owned shopping centers at end of period	23	22	23	22

Operating Statistics:
Mall tenant sales (3)	1,116,027	1,061,767	2,199,635	2,104,464
Ending occupancy	90.0%	89.9%	90.0%	89.9%
Ending occupancy — comparable (4)	90.1%	90.1%	90.1%	90.1%
Average occupancy	89.9%	89.7%	89.9%	89.6%
Average occupancy — comparable (4)	90.0%	90.0%	90.1%	89.9%
Leased space at end of period	92.6%	92.4%	92.6%	92.4%
Leased space at end of period — comparable (4)	92.7%	92.6%	92.7%	92.6%
Mall tenant occupancy costs as a percentage of tenant sales — consolidated businesses (3)	15.4%	15.6%	15.6%	15.5%
Mall tenant occupancy costs as a percentage of tenant sales — unconsolidated joint ventures (3)	13.7%	13.6%	13.8%	13.3%
Rent per square foot — consolidated businesses (4)	45.12	43.64	44.84	43.75
Rent per square foot — unconsolidated joint ventures (4)	45.04	42.00	44.48	41.87

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(1)	Because the net equity balances of the Operating Partnership and the outside partners in certain consolidated joint ventures are less than zero, the income allocated to the minority and outside partners during the three and six months ended June 30, 2008 and 2007 is equal to their share of distributions. The net equity of these minority partners is less than zero due to accumulated distributions in excess of net income and not as a result of operating losses.

(2)	Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use common definitions. None of these non-GAAP measures should be considered alternatives to net income as an indicator of the Company’s operating performance, and they do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

(3)	Based on reports of sales furnished by mall tenants.

(4)	Statistics exclude The Mall at Partridge Creek and The Pier Shops at Caesars. The 2007 statistics have been restated to include comparable centers to 2008.

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TAUBMAN CENTERS, INC.
Table 2 — Income Statement
For the Three Months Ended June 30, 2008 and 2007
(in thousands of dollars)

	2008		2007
		UNCONSOLIDATED		UNCONSOLIDATED
	CONSOLIDATED	JOINT	CONSOLIDATED	JOINT
	BUSINESSES	VENTURES (1)	BUSINESSES	VENTURES (1)
REVENUES:
Minimum rents	87,583	38,797	79,507	37,135
Percentage rents	1,325	458	997	1,592
Expense recoveries	60,384	21,664	57,923	22,818
Management, leasing, and development services	3,891		3,632
Other	7,229	2,578	10,215	2,321

Total revenues	160,412	63,497	152,274	63,866

EXPENSES:
Maintenance, taxes, and utilities	46,485	16,080	45,587	15,953
Other operating	19,695	5,587	16,078	4,778
Management, leasing, and development services	2,421		1,796
General and administrative	7,943		7,015
Interest expense	35,972	16,278	32,190	16,617
Depreciation and amortization	36,179	9,839	33,568	9,789

Total expenses	148,695	47,784	136,234	47,137

Gains on land sales and other nonoperating income	1,456	160	723	367

	13,173	15,873	16,763	17,096

Income tax expense	(250)
Equity in income of Unconsolidated Joint Ventures	8,491		9,239

Income before minority and preferred interests	21,414		26,002
Minority and preferred interests:
TRG preferred distributions	(615)		(615)
Minority share of consolidated joint ventures	(1,130)		(621)
Distributions in excess of minority share of income of consolidated joint ventures	(4,258)		(1,649)
Minority share of income of TRG	(4,505)		(7,187)
Distributions in excess of minority share of income of TRG	(6,874)		(3,437)

Net income	4,032		12,493
Preferred dividends	(3,659)		(3,659)

Net income allocable to common shareowners	373		8,834

SUPPLEMENTAL INFORMATION:
EBITDA — 100%	85,324	41,990	82,521	43,502
EBITDA — outside partners’ share	(9,964)	(19,346)	(8,274)	(19,966)

Beneficial interest in EBITDA	75,360	22,644	74,247	23,536
Beneficial interest expense	(31,065)	(8,457)	(28,554)	(8,325)
Beneficial income tax expense	(250)
Non-real estate depreciation	(745)		(676)
Preferred dividends and distributions	(4,274)		(4,274)

Funds from Operations contribution	39,026	14,187	40,743	15,211

Net straightline adjustments to rental revenue, recoveries, and ground rent expense at TRG %	475	52	344	135

(1)	With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. The Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

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TAUBMAN CENTERS, INC.
Table 3- Income Statement
For the Year to Date Periods Ended June 30, 2008 and 2007
(in thousands of dollars)

	2008		2007
		UNCONSOLIDATED		UNCONSOLIDATED
	CONSOLIDATED	JOINT	CONSOLIDATED	JOINT
	BUSINESSES	VENTURES (1)	BUSINESSES	VENTURES (1)
REVENUES:
Minimum rents	174,153	77,208	158,162	75,571
Percentage rents	3,900	1,919	3,305	2,631
Expense recoveries	117,848	44,078	108,546	45,409
Management, leasing, and development services	7,585		8,522
Other	14,343	4,366	18,765	4,083

Total revenues	317,829	127,571	297,300	127,694

EXPENSES:
Maintenance, taxes, and utilities	90,025	31,428	83,506	33,698
Other operating	37,996	12,134	32,874	11,179
Management, leasing, and development services	4,678		4,586
General and administrative	16,276		14,336
Interest expense	72,954	32,153	61,884	34,421
Depreciation and amortization	71,514	19,462	66,101	19,955

Total expenses	293,443	95,177	263,287	99,253

Gains on land sales and other nonoperating income	3,259	479	1,114	814

	27,645	32,873	35,127	29,255

Income tax expense	(440)
Equity in income of Unconsolidated Joint Ventures	17,725		17,425

Income before minority and preferred interests	44,930		52,552
Minority and preferred interests:
TRG preferred distributions	(1,230)		(1,230)
Minority share of consolidated joint ventures	(2,306)		(2,534)
Distributions in excess of minority share of income of consolidated joint ventures	(6,395)		(1,041)
Minority share of income of TRG	(10,421)		(14,928)
Distributions in excess of minority share of income of TRG	(12,341)		(6,270)

Net income	12,237		26,549
Preferred dividends	(7,317)		(7,317)

Net income allocable to common shareowners	4,920		19,232

SUPPLEMENTAL INFORMATION:
EBITDA — 100%	172,113	84,488	163,112	83,631
EBITDA — outside partners’ share	(19,536)	(38,730)	(17,102)	(38,211)

Beneficial interest in EBITDA	152,577	45,758	146,010	45,420
Beneficial interest expense	(63,219)	(16,719)	(55,046)	(16,627)
Beneficial income tax expense	(440)
Non-real estate depreciation	(1,441)		(1,337)
Preferred dividends and distributions	(8,547)		(8,547)

Funds from Operations contribution	78,930	29,039	81,080	28,793

Net straightline adjustments to rental revenue, recoveries, and ground rent expense at TRG %	1,068	113	715	239

(1)	With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

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TAUBMAN CENTERS, INC.
Table 4- Reconciliation of Net Income Allocable to Common Shareowners to Funds from Operations
For the Periods Ended June 30, 2008 and 2007
(in thousands of dollars; amounts allocable to TCO may not recalculate due to rounding)

	Three Months Ended		Year To Date
	2008	2007	2008	2007
Net income allocable to common shareowners	373	8,834	4,920	19,232

Add (less) depreciation and amortization:
Consolidated businesses at 100%	36,179	33,568	71,514	66,101
Minority partners in consolidated joint ventures	(3,927)	(4,017)	(7,495)	(7,730)
Share of unconsolidated joint ventures	5,696	5,972	11,314	11,368
Non-real estate depreciation	(745)	(676)	(1,441)	(1,337)

Add minority interests:
Minority share of income of TRG	4,505	7,187	10,421	14,928
Distributions in excess of minority share of income of TRG	6,874	3,437	12,341	6,270
Distributions in excess of minority share of income of consolidated joint ventures	4,258	1,649	6,395	1,041

Funds from Operations	53,213	55,954	107,969	109,873

TCO’s average ownership percentage of TRG	66.6%	66.1%	66.5%	66.0%

Funds from Operations allocable to TCO	35,421	36,968	71,824	72,495

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TAUBMAN CENTERS, INC.
Table 5- Reconciliation of Net Income to Beneficial Interest in EBITDA
For the Periods Ended June 30, 2008 and 2007
(in thousands of dollars; amounts allocable to TCO may not recalculate due to rounding)

	Three Months Ended		Year To Date
	2008	2007	2008	2007
Net income	4,032	12,493	12,237	26,549

Add (less) depreciation and amortization:
Consolidated businesses at 100%	36,179	33,568	71,514	66,101
Minority partners in consolidated joint ventures	(3,927)	(4,017)	(7,495)	(7,730)
Share of unconsolidated joint ventures	5,696	5,972	11,314	11,368

Add (less) preferred interests, interest expense, and income tax expense:
Preferred distributions	615	615	1,230	1,230
Interest expense:
Consolidated businesses at 100%	35,972	32,190	72,954	61,884
Minority partners in consolidated joint ventures	(4,907)	(3,636)	(9,735)	(6,838)
Share of unconsolidated joint ventures	8,457	8,325	16,719	16,627
Income tax expense	250		440

Add minority interests:
Minority share of income of TRG	4,505	7,187	10,421	14,928
Distributions in excess of minority share of income of TRG	6,874	3,437	12,341	6,270
Distributions in excess of minority share of income of consolidated joint ventures	4,258	1,649	6,395	1,041

Beneficial Interest in EBITDA	98,004	97,783	198,335	191,430

TCO’s average ownership percentage of TRG	66.6%	66.1%	66.5%	66.0%

Beneficial Interest in EBITDA allocable to TCO	65,235	64,604	131,937	126,308

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TAUBMAN CENTERS, INC.
Table 6- Balance Sheets
As of June 30, 2008 and December 31, 2007
(in thousands of dollars)

	As of
	June 30, 2008	December 31, 2007
Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	3,785,814	3,781,136
Accumulated depreciation and amortization	(986,366)	(933,275)

	2,799,448	2,847,861
Investment in Unconsolidated Joint Ventures	92,377	92,117
Cash and cash equivalents	33,575	47,166
Accounts and notes receivable, net	43,554	52,161
Accounts and notes receivable from related parties	2,024	2,283
Deferred charges and other assets	226,633	109,719

	3,197,611	3,151,307

Liabilities:
Notes payable	2,774,156	2,700,980
Accounts payable and accrued liabilities	248,810	296,385
Dividends and distributions payable	21,950	21,839
Distributions in excess of investments in and net income of Unconsolidated Joint Ventures	153,344	100,234

	3,198,260	3,119,438

Preferred Equity of TRG	29,217	29,217

Minority interests in TRG and consolidated joint ventures	16,345	18,494

Shareowners’ Equity:
Series B Non-Participating Convertible Preferred Stock	27	27
Series G Cumulative Redeemable Preferred Stock
Series H Cumulative Redeemable Preferred Stock
Common Stock	529	526
Additional paid-in capital	550,917	543,333
Accumulated other comprehensive income (loss)	(7,384)	(8,639)
Dividends in excess of net income	(590,300)	(551,089)

	(46,211)	(15,842)

	3,197,611	3,151,307

Combined Balance Sheet of Unconsolidated Joint Ventures (1):

Assets:
Properties	1,067,183	1,056,380
Accumulated depreciation and amortization	(350,487)	(347,459)

	716,696	708,921
Cash and cash equivalents	19,805	40,097
Accounts and notes receivable	18,779	26,271
Deferred charges and other assets	24,648	18,229

	779,928	793,518

Liabilities:
Notes payable	1,111,158	1,003,463
Accounts payable and other liabilities	42,024	55,242

	1,153,182	1,058,705

Accumulated Deficiency in Assets:
Accumulated deficiency in assets — TRG	(206,297)	(149,009)
Accumulated deficiency in assets — Joint Venture Partners	(168,862)	(112,709)
Accumulated other comprehensive income (loss) — TRG	402	(2,354)
Accumulated other comprehensive income (loss) — Joint Venture Partners	1,503	(1,115)

	(373,254)	(265,187)

	779,928	793,518

(1)	Amounts exclude University Town Center.

Taubman Centers/11
TAUBMAN CENTERS, INC.
Table 7 — 2008 Annual Outlook
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended
	December 31, 2008
Funds from Operations per common share	3.01	3.07

Real estate depreciation — TRG	(1.94)	(1.87)

Depreciation of TCO’s additional basis in TRG	(0.13)	(0.13)

Distributions in excess of earnings allocable to minority interest	(0.30)	(0.23)

Net income allocable to common shareowners, per common share	0.64	0.84